Exhibit 99.1

Aeluma Provides First Quarter of Fiscal Year 2025 Results

GOLETA, CA – November 8, 2024 – Aeluma, Inc. (OTCQB:ALMU), a semiconductor company specializing in high performance, scalable technologies for mobile, automotive, AI, defense & aerospace, communication and quantum computing, today provided a corporate update and announced financial results for the first quarter of fiscal 2025, ended September 30, 2024.

Recent Company Highlights

●	Recognized record high revenue of $481 thousand

●	Bolstered balance sheet through private offerings

●	Conducted official Program Kickoff with Department of Defense for major contract that was announced September 18, 2024

●	Grew backlog from multiple government and commercial contracts that are driving revenue growth

●	Delivered engineering samples to two major defense & aerospace companies

●	Became Optica Corporate Member

●	Approved for membership of the CHIPS and Science Act National Semiconductor Technology Center (NSTC)

●	Furthered marketing efforts in mobile, quantum computing, AI, 5G/6G wireless, and biomedical

Management Commentary

“We continue to increase revenue through government contracts, small volume orders, sampling, and commercial development programs,” said Aeluma Founder and CEO, Jonathan Klamkin, Ph.D. “We have confidence in the outlook and expect a strong fiscal 2025, establishing the financial fundamentals to scale Aeluma to become a trusted semiconductor vendor to mobile phone and consumer electronics manufacturers, defense & aerospace companies, and the automotive industry.”

Dr. Klamkin continued, “Our R&D efforts have significantly matured Aeluma’s technology and enabled us to broaden the range of market verticals we have the potential to disrupt. We also continue to advance our commercialization efforts by strengthening relationships with strategic supply chain partners, and this will position us to efficiently transition to volume production.”

Financial Results

During the quarter ended September 30, 2024, revenue was $481 thousand, compared to $32 thousand in the same quarter last year, and $279 thousand in the prior quarter.

The company incurred a net loss of $730 thousand, or $0.06 per basic and diluted share, for the quarter ended September 30, 2024, compared to a net loss of $1.5 million, or $0.12 per basic and diluted share, for the same quarter last year, and a net loss of $989 thousand, or $0.08 cents per share, in the prior quarter.

The Company had $3.5 million in cash and cash equivalents as of September 30, 2024, compared to $1.3 million as of June 30, 2023.

During the first quarter of 2025, the company closed private offerings for a total of $3.145 million.

The total number of shares outstanding was 12,178,424 as of September 30, 2024.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronics for sensing and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including automotive LiDAR, mobile, defense & aerospace, AR/VR, AI, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Consolidated Balance Sheets (unaudited)

	September 30, 2024	June 30, 2024	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$3,502,520	$1,291,072	$3,757,227
Accounts receivable	322,189	60,004	10,900
Deferred compensation, current portion	13,152	20,133	27,925
Prepaids and other current assets	189,129	21,637	224,015
Total current assets	4,026,990	1,392,846	4,020,067
Property and equipment:
Equipment	1,533,131	1,531,494	1,216,253
Leasehold improvements	546,864	546,864	547,367
Accumulated depreciation	(708,005)	(608,630)	(369,479)
Property and equipment, net	1,371,990	1,469,728	1,394,141
Intangible assets	6,083	6,833	9,083
Right of use asset - facility	930,782	961,626	1,052,318
Deferred compensation, long term portion	-	-	13,152
Other assets	13,014	13,014	13,014
Total assets	$6,348,859	$3,844,047	$6,501,775

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$238,100	$317,237	$319,886
Accrued expenses and other current liabilities	215,288	180,706	156,942
Lease liability, current portion	131,090	128,743	121,893
Derivative liabilities	2,046,695
Total current liabilities	2,631,173	626,686	598,721
Lease liability, long term portion	907,407	941,200	1,038,497
Convertible notes, net	1,096,646	-	-
Total liabilities	4,635,226	1,567,886	1,637,218
Commitments and contingencies	-	-	-
Stockholders’ equity:
Preferred stock	-	-	-
Common stock	1,218	1,218	1,217
Additional paid-in capital	16,066,395	15,899,304	15,407,715
Accumulated deficit	(14,353,980)	(13,624,361)	(10,544,375)
Total stockholders’ equity	1,713,633	2,276,161	4,864,557
Total liabilities and stockholders’ equity	$6,348,859	$3,844,047	$6,501,775

Aeluma, Inc. and Subsidiary

Consolidated Statements of Operations (unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenue	$480,735	$279,268	$32,400
Operating expenses:
Cost of revenue	314,575	233,758	15,139
Research and development	401,074	400,254	834,869
General and administrative	496,466	634,286	665,103
Total expenses	1,212,115	1,268,298	1,515,111
Loss from operations	(731,380)	(989,030)	(1,482,711)
Other income (expense):
Interest income	102	215	402
Amortization of discount on convertible notes	(144,776)	-	-
Changes in fair value of derivative liabilities	146,435	-	-
Total other income, net	1,761	215	402
Loss before income tax expense	(729,619)	(988,815)	(1,482,309)
Income tax expense	-	-	-
Net loss	$(729,619)	$(988,815)	$(1,482,309)
Loss per share - basic and diluted	$(0.06)	$(0.08)	$(0.12)
Book value per share	$0.14	$0.19	$0.40

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Net Loss (unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
GAAP net loss	$(729,619)	$(988,815)	$(1,482,309)
Adjustments:
Stock-based compensation - stock option	167,091	163,827	240,577
Consulting and advisory - restricted stock award	6,981	6,981	11,957
Depreciation & amortization	100,125	99,989	69,784
Amortization of discount on convertible notes	144,776	-	-
Changes in fair value of derivative liabilities	(146,435)	-	-
Total adjustments to GAAP net loss	272,538	270,797	322,318
Non-GAAP net loss	$(457,081)	$(718,018)	$(1,159,991)

GAAP net loss per share - basic and diluted	$(0.06)	$(0.08)	$(0.12)
Adjustment	0.02	0.02	0.03
Non-GAAP net loss per share - basic and diluted	$(0.04)	$(0.06)	$(0.09)

Aeluma, Inc. and Subsidiary

Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended September 30,
	2024	2023
Operating activities:
Net loss	$(729,619)	$(1,482,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	6,981	11,957
Stock-based compensation expense	167,091	240,577
Depreciation and amortization expense	100,125	69,784
Amortization of discount on convertible notes	144,776	-
Changes in fair value of derivative liabilities	(146,435)	-
Change in accounts receivable	(262,185)	178,339
Change in prepaids and other current assets	(167,492)	(204,072)
Change in accounts payable	(79,137)	(141,911)
Change in accrued expenses and other current liabilities	33,980	24,273
Net cash used in operating activities	(931,915)	(1,303,362)
Investing activities:
Purchase of equipment	(1,637)	(6,597)
Payment for leasehold improvements	-	(503)
Net cash used in investing activities	(1,637)	(7,100)
Financing activities:
Repurchase of common stock	-	(4,001)
Proceeds from note issuance	3,145,000	-
Net cash (used in) provided by financing activities	3,145,000	(4,001)
Net change in cash	2,211,448	(1,314,463)
Cash, beginning of period	1,291,072	5,071,690
Cash, end of period	$3,502,520	$3,757,227

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